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                      Securities and Exchange Commission
                            Washington, D.C.  20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        FIRSTWORLD COMMUNICATIONS, INC.
            (Exact Name of Registrant as Specified in its Charter)


            DELAWARE                                  33-0521976
(State of Incorporation or Organization)  (I.R.S. Employer Identification No.)

   9333 GENESEE AVENUE, SUITE 200
        SAN DIEGO, CALIFORNIA                          92121
(Address of Principal Executive Office)              (Zip Code)

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /X/

     Securities Act registration statement file number to which this form relates: _______________
          (if applicable)

     Securities to be registered pursuant to Section 12(b) of the Act:

       TITLE OF EACH CLASS TO       NAME OF EXCHANGE ON WHICH EACH CLASS IS
          BE SO REGISTERED                  TO BE REGISTERED
               None                                None

     Securities to Be Registered Pursuant to Section 12(g) of the Act:

                             SERIES B COMMON STOCK
                               (Title of Class)

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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered

     The title of the stock to be registered is Series B Common Stock, $0.0001 par value per share (the "Series B Common Stock"), of FirstWorld Communications, Inc., a Delaware corporation (the "Registrant"). A description of the securities registered hereby is included in the "Description of Capital Stock" section of the Prospectus filed with the Securities and Exchange Commission on June 26, 1998 as part of the Registrant's Registration Statement on Form S-4 (File No. 333-57829), as amended by Amendment No. 1 thereto filed with the Commission on August 24, 1998 and by Amendment No. 2 thereto filed with the Commission on October 8, 1998, which is incorporated herein by reference, and any prospectus filed in accordance with Rule 424(b) under the Securities Act of 1933, as amended.

Item 2.   Exhibits

     The securities described herein are to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934. Pursuant to Part I of the Instructions as to Exhibits on Form 8-A, the following exhibits are being filed with each copy of this Registration Statement:

     1. Form of Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 filed as part of Amendment No. 1 to Registration Statement No. 333-57829).

     2. Form of Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 filed as part of Amendment No. 1 to Registration Statement No. 333-57829).

     3.  Form of Registrant's Series B Common Stock Certificate.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   FirstWorld Communications, Inc.


Date: October 8, 1998            By:  /s/  DONALD L. STURM
                                      --------------------------------------
                                              Donald L. Sturm
                                       Chairman of the Board of Directors